Exhibit 99.1

FOR IMMEDIATE RELEASE

December 23, 2024

First Busey Corporation and CrossFirst Bankshares, Inc.

Announce Shareholder Approvals of Merger

CHAMPAIGN, IL and LEAWOOD, KS—First Busey Corporation (“First Busey”) (Nasdaq: BUSE), the holding company of Busey Bank, and CrossFirst Bankshares, Inc. (“CrossFirst”) (Nasdaq: CFB), the holding company of CrossFirst Bank, today jointly announced that First Busey shareholders and CrossFirst shareholders have each voted to adopt and approve, as applicable, all proposals relating to the previously announced merger in which First Busey will acquire CrossFirst. The special shareholder meetings were held on Friday, December 20, 2024.

“Our shareholders’ overwhelming approval of this business combination is an important milestone in the process of closing this transaction,” said First Busey Chairman and CEO Van Dukeman. “This approval reflects our shareholders’ confidence in this compelling merger that will create significant upside for our associates, customers, communities and shareholders. The next step is receiving the required regulatory approvals, followed by the closing of the merger of the holding companies and successful integration of these two premier franchises. In our next chapter, First Busey will remain focused on providing enhanced financial services and expertise while maintaining the community bank values that our customers and communities expect and deserve.”

With completion of shareholder approvals, the companies believe the merger is on track to close in the first or second quarter of 2025. The transaction remains subject to the completion of the remaining customary closing conditions, including the receipt of required regulatory approvals.

“These meetings demonstrate the high level of certainty shareholders have in the value of our combined company,” said Mike Maddox, CrossFirst CEO, President and Director. “It also underscores their support of our strategic rationale and the financial benefits of the merger. We are excited about what the future holds and look forward to the joining of two customer-centric financial institutions to continue delivering outstanding service and tailored financial solutions.”

The merger will create a premier full-service commercial bank serving clients from 77 full-service locations across 10 states with combined total assets of approximately $20 billion, $17 billion in total deposits, $15 billion in total loans and $14 billion in wealth assets under care. With a diversified client, loan and deposit base, this scale will provide opportunities to augment business models through new customer and product channels.

Through compatible banking philosophies and cultures, complementary business models, combined capital strength and increased economies of scale, the combination is also expected to significantly enhance key performance metrics with meaningful improvements in net interest margin and efficiency, driving increased profitability and returns to shareholders.

About First Busey Corporation

As of September 30, 2024, First Busey Corporation (Nasdaq: BUSE) was an $11.99 billion financial holding company headquartered in Champaign, Illinois.

Busey Bank, a wholly-owned bank subsidiary of First Busey Corporation, had total assets of $11.95 billion as of September 30, 2024, and is headquartered in Champaign, Illinois. Busey Bank currently has 62 banking centers, with 21 in Central Illinois markets, 17 in suburban Chicago markets, 20 in the St. Louis Metropolitan Statistical Area, three in Southwest Florida, and one in Indianapolis. More information about Busey Bank can be found at busey.com.

Through Busey’s Wealth Management division, the Company provides a full range of asset management, investment, brokerage, fiduciary, philanthropic advisory, tax preparation, and farm management services to individuals, businesses, and foundations. Assets under care totaled $13.69 billion as of September 30, 2024. More information about Busey’s Wealth Management services can be found at busey.com/wealthmanagement.

Busey Bank’s wholly-owned subsidiary, FirsTech, specializes in the evolving financial technology needs of small and medium-sized businesses, highly regulated enterprise industries, and financial institutions. FirsTech provides comprehensive and innovative payment technology solutions, including online, mobile, and voice-recognition bill payments; money and data movement; merchant services; direct debit services; lockbox remittance processing for payments made by mail; and walk-in payments at retail agents. Additionally, FirsTech simplifies client workflows through integrations enabling support with billing, reconciliation, bill reminders, and treasury services. More information about FirsTech can be found at firstechpayments.com.

For the first time, Busey was named among the World’s Best Banks for 2024 by Forbes, earning a spot on the list among 68 U.S. banks and 403 banks worldwide. Additionally, Busey Bank was honored to be named among America’s Best Banks by Forbes magazine for the third consecutive year. Ranked 40th overall in 2024, Busey was the second-ranked bank headquartered in Illinois of the six that made this year’s list and the highest-ranked bank of those with more than $10 billion in assets. Busey is humbled to be named among the 2024 Best Banks to Work For by American Banker, the 2024 Best Places to Work in Money Management by Pensions and Investments, the 2024 Best Places to Work in Illinois by Daily Herald Business Ledger, the 2024 Best Places to Work in Indiana by the Indiana Chamber of Commerce, and the 2024 Best Companies to Work For in Florida by Florida Trend magazine. We are honored to be consistently recognized globally, nationally and locally for our engaged culture of integrity and commitment to community development.

For more information about us, visit busey.com.

About CrossFirst Bankshares, Inc.

CrossFirst Bankshares, Inc. (Nasdaq: CFB) is a Kansas corporation and a registered bank holding company for its wholly owned subsidiary, CrossFirst Bank. CrossFirst Bank is a full-service financial institution that offers products and services to businesses, professionals, individuals, and families. CrossFirst Bank, headquartered in Leawood, Kansas, has locations in Kansas, Missouri, Oklahoma, Texas, Arizona, Colorado, and New Mexico.

CrossFirst Bank was organized by a group of financial executives and prominent business leaders with a shared vision to couple highly experienced people with technology to offer unprecedented levels of personal service to clients. CrossFirst Bank strives to be the most trusted bank serving its markets, which we believe has driven value for our stockholders. We are committed to a culture of serving our clients and communities in extraordinary ways by providing personalized, relationship-based banking. We believe that success is achieved through establishing and growing the trust of our clients, employees, stakeholders, and communities. For more information, visit investors.crossfirstbankshares.com.

First Busey Corporation Contacts

For Financials:	For Media:
Jeffrey D. Jones, EVP & CFO	Amy L. Randolph, EVP & COO
First Busey Corporation	First Busey Corporation
(217) 365-4130	(217) 365-4049
jeff.jones@busey.com	amy.randolph@busey.com

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to Busey's and CrossFirst's beliefs, goals, intentions, and expectations regarding the proposed transaction the expected timing of completion of the proposed transaction; the anticipated benefits from the proposed transaction; and other statements that are not historical facts.

Forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “plan,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “position,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. These forward-looking statements include, without limitation, those relating to the terms, timing and closing of the proposed transaction.

Additionally, forward-looking statements speak only as of the date they are made; Busey and CrossFirst do not assume any duty, and do not undertake, to update such forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of Busey and CrossFirst. Such statements are based upon the current beliefs and expectations of the management of Busey and CrossFirst and are subject to significant risks and uncertainties outside of Busey’s and CrossFirst’s control. Caution should be exercised against placing undue reliance on forward-looking statements. The factors that could cause actual results to differ materially include the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement; the outcome of any legal proceedings that may be instituted against Busey or CrossFirst; the possibility that the proposed transaction will not close when expected or at all because required regulatory approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated (and the risk that required regulatory approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction); the ability of Busey and CrossFirst to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of either or both parties to the proposed transaction; the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Busey and CrossFirst do business; certain restrictions during the pendency of the proposed transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate CrossFirst’s operations and those of Busey; such integration may be more difficult, time consuming or costly than expected; revenues following the proposed transaction may be lower than expected; Busey’s and CrossFirst’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the dilution caused by Busey’s issuance of additional shares of its capital stock in connection with the proposed transaction; effects of the announcement, pendency or completion of the proposed transaction on the ability of Busey and CrossFirst to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally; changes in interest rates and prepayment rates of Busey’s assets, fluctuations in the value of securities held in Busey’s or CrossFirst’s portfolio; concentrations within Busey’s or CrossFirst’s loan portfolio (including commercial real estate loans), large loans to certain borrowers, and large deposits from certain clients; the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and may withdraw deposits to diversify their exposure; the level of non-performing assets on Busey’s or CrossFirst’s balance sheets; the strength of the local, state, national, and international economy; risks related to the potential impact of general economic, political and market factors or of exceptional weather occurrences such as tornadoes, hurricanes, floods, blizzards, droughts on the companies or the proposed transaction; the economic impact of any future terrorist threats or attacks, widespread disease or pandemics or other adverse external events that could cause economic deterioration or instability in credit markets; changes in state and federal laws, regulations, and governmental policies concerning Busey’s or CrossFirst’s general business; changes in accounting policies and practices; increased competition in the financial services sector (including from non-bank competitors such as credit unions and fintech companies) and the inability to attract new customers; breaches or failures of information security controls or cybersecurity-related incidents; changes in technology and the ability to develop and maintain secure and reliable electronic systems; the loss of key executives or associates; changes in consumer spending; unexpected outcomes of existing or new litigation, investigations, or inquiries involving Busey or CrossFirst (including with respect to Busey’s Illinois franchise taxes); other factors that may affect future results of Busey and CrossFirst and the other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of each of Busey’s and CrossFirst’s respective Annual Reports on Form 10-K for the year ended December 31, 2023 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, and other reports CrossFirst and Busey file with the SEC.

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